Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE

ARGAN, INC. ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

- Fiscal 2007 Revenues Increase 142% To $68.9 Million -

April 30, 2007 -- Rockville, MD- Argan, Inc. (OTCBB: AGAX) today announced financial results for the fourth quarter and fiscal year ended January 31, 2007.

Net sales for the year were $68.9 million compared to $28.5 million for the year ended January 31, 2006. Net sales for the quarter were $41.7 million compared to $7.3 million for the quarter ended January 31, 2006. Gemma Power Systems, acquired in December 2006, contributed $33.7 million in revenues for the year and the quarter. Net loss for the year was $(113,000), or $(0.02) per share based on 5,338,000 weighted average shares outstanding, compared to a net loss of $9.5 million, or $(2.76) per share based on 3,439,000 weighted average shares outstanding. Net income for the quarter was $315,000 or $0.04 per share based on 8,414,000 shares outstanding compared to a net loss of $6.8 million or $(1.79) per share based on 3,814,000 shares outstanding.

The Company believes that the Non-GAAP Measurement of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) provides investors with a valuable supplemental measure of our operating performance. EBITDA for the year ended January 31, 2007 was $4.2 million compared to a deficit of $7.4 million for the year ended January 31, 2006. EBITDA for the quarter ended January 31, 2007 was $2.5 million compared to a deficit of $6.5 million for the quarter ended January 31, 2006.

The Company enters fiscal 2008 with a significantly improved balance sheet. Working capital at January 31, 2007 increased to $12.5 million from $1.5 million at January 31, 2006. The Company calculates working capital by subtracting current liabilities from current assets on the balance sheet. Furthermore, cash and cash equivalents increased to $25.4 million from $5,000 the previous year.

Rainer Bosselmann, Chairman and Chief Executive Officer stated, “This has been a transformative year for our Company. In December, we completed our merger with Gemma Power Systems, a leading power plant designer and builder with expertise in the rapidly growing alternative fuel industry. This acquisition has significantly increased the growth and profitability of our business.”

“One attribute that attracted us to Gemma was their technology agnostic approach. The alternative energy market is evolving quickly with the introduction of many different types of renewable energy. Gemma has the capability to build virtually any type of power plant, whether it is a 108 million gallons/year ethanol production facility in Nebraska or a 40 million gallons/year biodiesel plant in Houston. Therefore, we are not dependent upon one particular type of renewable energy. Rather, we will benefit from the long-term increase in the number of new power plants; growth that will be driven by the economic viability of renewable energy, government mandates, and environmental benefits.”

Mr. Bosselmann continued, “Additionally, our other subsidiaries, Southern Maryland Cable and Vitarich Laboratories, both saw double digit revenue growth. Southern Maryland Cable, which primarily provides inside plant, premise wiring services to the Federal Government requiring high level government security, saw particularly strong growth of 33% because of higher revenue from our business with EDS and Verizon. Vitarich, our nutraceutical business, is well positioned to capitalize on the public focus on nutrition and to actively grow its customer base through distribution channels that include network marketing companies, health food store chains, major retailers, electronic television retailers, and mail order supplement companies.”

Mr. Bosselmann concluded, “We head into fiscal 2008 with a healthy backlog at Gemma in excess of $171 million, solid performance at our two other subsidiaries, and poised to demonstrate increased profitability.”

About Argan
Argan is a publicly traded holding company focusing on companies that provide products and services to growth industries. Argan’s primary business is designing and building energy plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, Inc., which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a farm to market, vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Argan’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

Tables to Follow

ARGAN, INC.
Consolidated Statements of Operations

	Three Months ended January 31, (Unaudited)		Twelve months ended January 31, (Audited)
	2007	2006	2007	2006
Net sales
Power industry services	$33,698,000	$-	$33,698,000	$-
Nutraceutical products	4,554,000	4,365,000	20,842,000	17,702,000
Telecom infrastructure services	3,484,000	2,946,000	14,327,000	10,750,000
Net Sales	41,736,000	7,311,000	68,867,000	28,452,000
Cost of sales
Power industry services	30,589,000	-	30,589,000	-
Nutraceutical products	3,988,000	3,615,000	16,549,000	13,842,000
Telecom infrastructure services	2,972,000	2,443,000	11,479,000	8,543,000
Gross profit	4,187,000	1,253,000	10,250,000	6,067,000

Selling, general and administrative expenses	3,729,000	1,864,000	9,863,000	7,469,000
Impairment loss	-	6,497,000	-	6,497,000
Income (loss) from operations	458,000	(7,108,000)	387,000	(7,899,000)

Interest expense and amortization of subordinated debt issuance costs	196,000	242,000	760,000	606,000
Other (income) expense, net	(344,000)	(1,000)	(349,000)	1,925,000
Net income (loss) from operations before income taxes and other comprehensive income	606,000	(7,349,000)	(24,000)	(10,430,000)
Income tax (expense) benefit	(291,000)	536,000	(89,000)	922,000
Net income (loss)	$315,000	$(6,813,000)	$(113,000)	$(9,508,000)

Basic and diluted earnings (loss) per share	$0.04	$(1.79)	$(0.02)	$(2.76)
Weighted average number of shares outstanding - basic and diluted	8,414,000	3,814,000	5,338,000	3,439,000

Reconciliation to EBITDA:
Net income (loss)	$315,000	$(6,813,000)	$(113,000)	$(9,508,000)
Add back:
Interest expense	196,000	242,000	760,000	606,000
Income tax expense (benefit)	291,000	(536,000)	89,000	(922,000)
Depreciation and amortization	311,000	237,000	1,108,000	832,000
Amortization of purchase intangibles	1,337,000	331,000	2,328,000	1,603,000
EBITDA	$2,450,000	$(6,539,000)	$4,172,000	$(7,389,000)

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the reqirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Company Contact:	Investor Relations Contact:

Rainer Bosselman/Arthur Trudel 301.315.0027	John Nesbett/Carlo Kyprios Institutional Marketing Services (IMS) 203.972.9200